UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2021

CoreSite Realty Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-34877	27-1925611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 17th Street, Suite 500 Denver, CO (Address of principal executive offices)	80202 (Zip Code)

Registrant’s telephone number, including area code: (866) 777-2673

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	COR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, on November 14, 2021, CoreSite Realty Corporation, a Maryland corporation (the “Company”) and CoreSite, L.P., a Delaware limited partnership (the “Partnership”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among American Tower Investments LLC, a California limited liability company and wholly owned subsidiary of American Tower (as defined below) (“Parent”), Appleseed Holdco LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Holdco”), Appleseed Merger Sub LLC, a Maryland limited liability company and wholly owned subsidiary of Holdco (“Purchaser”), Appleseed OP Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of Holdco (“OP Merger Sub” and, together with Parent, Holdco and Purchaser, the “Parent Parties”) and, solely for purposes of certain provisions specified therein, American Tower Corporation, a Delaware corporation (“American Tower”).

Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”), to purchase any and all of the outstanding shares (the “Shares”) of common stock, par value $0.01 per share, of the Company at a price of $170.00 per Share, without interest and subject to any applicable withholding of taxes (the “Offer Price”), net to the seller in cash.

The Offer expired at one minute after 11:59 p.m., Eastern Time, on December 27, 2021. According to American Stock Transfer & Trust Company, LLC, the depositary for the Offer, 31,443,126 Shares were validly tendered and not validly withdrawn in the Offer, representing approximately 71.15% of the outstanding Shares. The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn a number of Shares that, considered together with all any Shares beneficially owned by Parent or any wholly owned subsidiary of Parent, represent at least a majority of all then-outstanding Shares as of the expiration of the Offer. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, the remaining conditions to the consummation of the Mergers (as defined below) set forth in the Merger Agreement were satisfied or waived, and on December 28, 2021, (i) Purchaser merged with and into the Company pursuant to Section 3-106.1 of the Maryland General Corporation Law, with the Company surviving as a wholly owned subsidiary of Holdco (the “Company Merger”); (ii) substantially concurrently with the Company Merger but preceding the Holdco Merger, OP Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving limited partnership (the “Partnership Merger”); and (iii) following the Company Merger and the Partnership Merger, the Company merged with and into Holdco, with Holdco continuing as the surviving limited liability company (the “Holdco Merger”, and together with the Company Merger and the Partnership Merger, the “Mergers”).

At the effective time of the Company Merger, each Share issued and outstanding immediately prior to such time (other than (i) certain restricted shares and (ii) Shares owned by any of the Parent Parties) was converted into the right to receive an amount in cash equal to the Offer Price. At the effective time of the Partnership Merger, each Partnership unit issued and outstanding and held by each limited partner (excluding the Company) of the Partnership was converted into the right to receive an amount in cash equal to the Offer Price.

At the effective time of the Company Merger, (i) each outstanding Company restricted stock unit award was cancelled in exchange for the right to receive a cash payment equal to the product of (a) the number of Shares underlying such award, and (b) the Offer Price; (ii) 20% of each Company restricted stock award and each Company performance stock award (or, with respect to certain Company executives, 100% of each such award), that was outstanding as of immediately prior to the effective time of the Company Merger (each a “Specified Award”) was cancelled and converted into the right to receive a cash payment equal to the product of (a) the number of Shares underlying such Specified Award as of immediately prior to the effective time of the Company Merger (with respect to the Company performance stock awards, as determined as provided in the Merger Agreement), and (b) the Offer Price; and (iii) each Company restricted stock award and each Company performance stock award that was outstanding as of immediately prior to the effective time of the Company Merger and that was not a Specified Award was assumed by American Tower and converted into an American Tower restricted stock award with respect to a number of shares of American Tower common stock equal to the product of (a) the number of Shares underlying such Company equity award as of immediately prior to the effective time of the Company Merger (with respect to the Company performance stock awards, as determined as provided in the Merger Agreement) and (b) the quotient of (x) the Offer Price, divided by (y) the volume weighted average price of a share of common stock of American Tower on the NYSE for the ten trading day period ending on, and including, the second to last trading day prior to the date of the effective time of the Company Merger.

The aggregate consideration paid by Purchaser in respect of the Shares and the Company’s outstanding equity awards in the Offer and the Mergers, including the assumption and/or repayment of the Company's existing debt, was approximately $10.1 billion. The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 15, 2021 and which is incorporated by reference herein.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In connection with the consummation of the transactions described in Item 2.01 of this Current Report on Form 8-K, which are incorporated by reference herein, the Company notified the New York Stock Exchange (the “NYSE”) that the Mergers had been consummated and requested that trading of the Shares on the NYSE be suspended prior to the opening of trading on December 28, 2021. In addition, the Company requested that the NYSE file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to delist the Shares from the NYSE and deregister the Shares under Section 12(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), on December 28, 2021. As a result, the Shares will no longer be listed on the NYSE. In addition, the Company intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the termination of the registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As set forth under Item 2.01 of this Current Report on Form 8-K, at the effective time of the Company Merger, each Share issued and outstanding immediately prior to such time (other than (i) certain restricted Shares and (ii) Shares owned by any of the Parent Parties) was converted into the right to receive an amount in cash equal to the Offer Price. Furthermore, at the effective time of the Company Merger, each Share issued and outstanding immediately prior to such time that was subject to a Company restricted stock award or Company performance stock award was cancelled or assumed upon the terms described in the second to last paragraph of Item 2.01 of this Current Report on Form 8-K.

Item 5.01.	Changes in Control of Registrant

The information set forth under Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the completion of the Mergers, a change in control of the Company occurred, and the Company became a subsidiary of American Tower. Purchaser obtained the funds necessary to fund the acquisition through proceeds from the borrowings under (i) (A) its amended and restated multicurrency senior unsecured revolving credit facility with Toronto Dominion (Texas) LLC (“TD”), as administrative agent, (B) its amended and restated senior unsecured revolving credit facility with TD, as administrative agent, and (C) its amended and restated term loan with Mizuho Bank, Ltd., as administrative agent, pursuant to which $3.4 billion, $2.1 billion and $500 million, respectively, is available to finance the acquisition, (ii) a 364-day U.S. Dollar-denominated term loan agreement for a new $3.0 billion term loan with JPMorgan Chase Bank, N.A. (“JPM”), as administrative agent, and (iii) a 2-year U.S. Dollar-denominated term loan agreement for a new $1.5 billion term loan with JPM, as administrative agent.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the completion of the Mergers and as contemplated by the Merger Agreement, at the effective time of the Company Merger, each of Paul E. Szurek, Michael H. Millegan, Robert G. Stuckey, Jean A. Bua, Kelly C. Chambliss, Michael R. Koehler, David A. Wilson and Patricia L. Higgins resigned from the board of directors of the Company. These resignations were in connection with the Mergers and not as a result of any disagreements between the Company and the resigning individuals on any matters relating to the Company’s operations, policies or practices.

In connection with the Holdco Merger, the officers of Holdco immediately prior to the effective time of the Holdco Merger will be the officers of the surviving limited liability company in accordance with the terms of the Merger Agreement.

As previously disclosed in the Company’s Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission on November 29, 2021, as amended, in connection with the completion of the Mergers, the Company is entering into transition agreements with each of Messrs. Finnin and McCandless and separation agreements with each of Mr. Szurek and Mr. Smith.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the effective time of the Holdco Merger, the articles of incorporation and bylaws of the Company ceased to be in effect and the certificate of formation and limited liability company operating agreement of Holdco became the certificate of formation and limited liability company operating agreement of the surviving limited liability company, in accordance with the terms of the Merger Agreement. Copies of the certificate of formation and limited liability company operating agreement of Holdco are attached hereto as Exhibits 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)            Exhibits.

Exhibit	Description

2.1*	Agreement and Plan of Merger, dated November 14, 2021, by and among CoreSite Realty Corporation, CoreSite, L.P., American Tower Investments LLC, Appleseed Holdco LLC, Appleseed Merger Sub LLC, Appleseed OP Merger Sub LLC and, solely for certain provisions specified therein, American Tower Corporation (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on November 15, 2021).
3.1	Certificate of Formation of Appleseed Holdco LLC.
3.2	Amended and Restated Limited Liability Company Operating Agreement of Appleseed Holdco LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. CoreSite Realty Corporation agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2021

CORESITE REALTY CORPORATION

By:	/s/ Rodney M. Smith
	Name:	Rodney M. Smith
	Title:	Executive Vice President, Chief Financial Officer and Treasurer